Exhibit 10.3

New Energy Technologies, Inc.

3905 National Drive, Suite 110

Burtonsville, MD 20866

Telephone: (800) 213-0689 ● Facsimile (240) 390-0603

April 6, 2010

By Hand

Meetesh Patel

4309 Buckskin Wood Drive

Ellicott City, MD 21042

            Re: Amendment to the Employment Agreement dated June 24, 2009

Dear Meetesh:

Reference is hereby made to the Employment Agreement dated June 24, 2009 (the “Employment Agreement”) between you and New Energy Technologies, Inc. (the “Company”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Employment Agreement. This letter amends the Employment Agreement as follows:

1.         Term.  Anything in the Employment Agreement to the contrary notwithstanding you agree to continue to serve as the Company’s President and Chief Executive Officer, until March 31, 2011 (the “Employee Employment Commitment”).

2.         Additional Consideration.  In consideration of the Employee Employment Commitment you will be granted, subject to the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement,” an option (the “Retention Option”) to purchase up to 150,000 shares of the Company’s common stock at a price per share and on the terms and conditions set forth in the Stock Option Agreement.

3.         Milestone Options. The reference to “five (5) years” in Section 3(b)(ii) of the Employment Agreement is hereby changed to “ten (10) years.”

4.         Other Activities.         Anything in the Employment Agreement to the contrary notwithstanding, it is understood that you will be providing services as a director of, consultant to, or as an investor in, other entities some of which may be in the alternative energy sector. Provided, however, that you may not provide such services to or invest in any entity which is primarily engaged in (i) kinetic energy harvesting, (2) solar window technology, or (iii) such other businesses as the Company may then be engaged, without the Board’s consent.

5.         No Other Changes.   Except as specifically amended hereby the terms and conditions of the Employment Agreement shall remain in full force and effect, including, but not limited to the Company’s rights under Paragraph 2 thereof.

6.         Counterparts.  This Amendment to the Employment Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            If you find the foregoing acceptable, please acknowledge your acceptance of, and agreement with, the terms and conditions set forth above by signing the enclosed copy of this letter in the space provided and returning the same to the undersigned.

Sincerely,

New Energy Technologies, Inc.

By: /s/ Joseph Sierchio

Name: Joseph Sierchio

Title:   Director and Authorized Signatory

Acceptance

            On this 6th day of 2010, I, Meetesh V. Patel, agree to and accept employment with New Energy technologies, Inc. on the terms and conditions set forth in this Agreement.

/s/ Meetesh V. Patel

Meetesh V. Patel

Appendix A

Nonstatutory Stock Retention Option Agreement

            THIS NONSTATUTORY STOCK OPTION AGREEMENT (“Agreement”) is made and entered into as of April 6, 2010, by and between New Energy Technologies, Inc. a Nevada corporation (the “Company”) having an address at 3905 National Drive, Suite 110  Burtonsville, MD 20866 , and Meetesh Patel, having an address at  4309 Buckskin Wood Drive, Ellicott City, MD 21042 (“Recipient”):

            This Stock Retention Option Agreement has been executed and delivered pursuant to Section 2 of the Amendment  dated April 6, 2010 (the “Amendatory Agreement”) to Employment Agreement dated as of June 24, 2009, between the Recipient and the Company (the “ Employment Agreement”).

            In consideration of the covenants herein set forth, the parties hereto agree as follows:

            1.         Retention Option Grant

(a)        Date of Grant Authorized:     April 6, 2010 (the “Grant Date”)

(c)        Number of Shares:                  150,000

(d)       Exercise Price:                         $0.58

            2.         Acknowledgements.

          (a)          Recipient is currently the Company’s President and Chief Executive Officer and a Director of the Company, and may assume such other positions as the Board of Directors (the “Board” which term shall include an authorized committee of the Board of Directors) may from time to time designate in accordance with the terms of the Employment Agreement (collectively, the “Employment Capacity”).

          (b)          The Board has this day approved the granting of this Retention Option subject to the execution of this Agreement; and

         (c)           The Board has authorized the granting to Recipient of a non-statutory stock option (“Retention Option”) to purchase shares of common stock of the Company (“Stock”) upon the terms and conditions hereinafter stated and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”).

            3.         Shares; Price.

The Company hereby grants to Recipient the right to purchase, upon and subject to the terms and conditions herein stated, the number of shares of Stock set forth in Section 1 above (the “Shares”) for cash (or other consideration as is authorized under the Plan and acceptable to the Board, in their sole and absolute discretion) at the price per Share set forth in Section 1 above (the “Exercise Price”), such price being not less than [e.g., 100%] of the fair market value per share of the Shares covered by this Retention Option as of the date of grant.

            4.         Term of Retention Option; Continuation of Service.

Subject to the early termination provisions set forth in Sections 7 and 8 of this Agreement, this Retention Option shall expire, and all rights hereunder to purchase the Shares shall terminate 5 years from the Grant Date. Nothing contained herein shall be construed to interfere in any way with the right of the Company, or its shareholders, or the Board, to remove or not elect Recipient as an officer and or a director of the Company, or to increase or decrease the compensation of Directors from the rate in effect at the date hereof.

             5.        Vesting of Retention Option.

Subject to the provisions of Sections 7 and 8 of this Agreement, this Retention Option shall become exercisable during the term that Recipient serves in the Employment Capacity as follows:

            (a)        as to 37,500 on June 30, 2010;

            (b)        as to 37,500 shares on September 30, 2010;

            (c)        as to 37,500 shares on December 31, 2010; and

            (d)       as to 37,500 shares on March 31, 2011.

            All determinations and calculations with respect hereto shall be made by the Board or any committee thereof to which the Board has delegated such authority, in good faith in accordance with applicable law, the Articles of Incorporation and By-laws of the Company. This Retention Option is an uncertificated security. Accordingly, the Company shall maintain an option registry, consistent with its current practices, for recording the vesting, exercise and termination of the Retention Option.

            6.         Exercise.

                        (a)        This Retention Option shall be exercised, as to the vested shares, by delivery to the Company of (a) written notice of exercise stating the number of Shares being purchased (in whole shares only) and such other information set forth on the form of Notice of Exercise attached hereto as Exhibit A hereto, (b) a check or cash in the amount of the Exercise Price of the Shares covered by the notice, unless Recipient elects to exercise the cashless exercise option set forth in Section 6(b) below, in which case no payment will be required (or such other consideration as has been approved by the Board of Directors consistent with the Plan) and (c) a written investment representation as provided for in Section 13 hereof. This Retention Option shall not be assignable or transferable, except by will or by the laws of descent and distribution, and shall be exercisable only by Recipient during his or her lifetime.

  (b) Anything herein to the contrary notwithstanding, to the extent vested the Retention Option may also be exercised at such time by means of a “cashless exercise” in which the Recipient shall be entitled to receive a certificate for the number of Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

              (A) equals the average of the closing price of the Company’s Common Stock, as reported (in order of priority) on the OTC Bulletin Board; or  if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and the Company, the fees and expenses of which shall be paid by the Company for the three (3) Trading Days immediately preceding the date of such election;

              (B) equals the Exercise Price of the Retention Option, as adjusted; and

              (X) equals the number of Shares issuable upon exercise of this Retention Option in accordance with the terms of this Retention Option by means of a cash exercise rather than a cashless exercise (or, if the Retention Option is being exercised only as to a portion of the shares as to which it has vested, the portion of the Retention Options being  exercised at the time the cashless exercise is made  pursuant to this Section 6).

For purposes of this calculation:

 “Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

               (c)           No fractional shares shall be issued upon exercise of this Retention Option.  The Company shall, in lieu of issuing any fractional share, pay the Recipient entitled a sum in cash equal to such fraction multiplied by the then effective Exercise Price.

            7.         Termination of Service.

(a)    If the Employment Agreement is terminated by the Recipient prior to March 31, 2011 effective as of the date of such termination (the “Recipient Termination Date”), no further installments of the Retention Option shall vest pursuant to Section 5, and the maximum number of Shares that Recipient may purchase pursuant hereto shall be limited to the number of Shares that were vested as of the Termination Date. Thereupon, Recipient shall have the right at any time within 120 days of the Termination Date the then remaining exercise period of such vested options to exercise this Retention Option to the extent vested and purchase Shares, to the extent, but only to the extent, that Recipient could have exercised this Retention Option as of the

Recipient Termination Date; following the expiration of the remaining option period this Agreement shall terminate in its entirety and be of no further force or effect.

(b)    If the Employment Agreement is terminated by the Company prior to March 31, 2011 (the “Company Termination Date”) then the Retention Option shall vest in full, effective as of the date of the Company Termination Date.  Thereupon, Recipient shall have the right at any time within the then remaining exercise period of such vested options to exercise this Retention Option.  Following the expiration of the remaining option period this Agreement shall terminate in its entirety and be of no further force or effect.

              8.       Death of Recipient.

If the Recipient shall die during the term of the Employment Agreement, Recipient’s personal representative or the person entitled to Recipient’s rights hereunder may at any time within the then remaining exercise period, exercise this Retention Option and purchase Shares to the extent, but only to the extent, that Recipient could have exercised this Retention Option as of the date of Recipient’s death; following the expiration of the aforesaid then remaining exercise period, this Agreement shall terminate in its entirety and be of no further force or effect.

            9.         No Rights as Shareholder.

Recipient shall have no rights as a shareholder with respect to the Shares covered by any installment of this Retention Option until the effective date of issuance of the Shares following exercise of this Retention Option, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates.

10.       Recapitalization.

(a)        Subdivision or consolidation of shares. Subject to any required action by the shareholders of the Company, the number of Shares covered by this Retention Option, and the Exercise Price thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a subdivision or consolidation of shares or the payment of a stock dividend, or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company; provided however that the conversion of any convertible securities of the Company shall not be deemed having been “effected without receipt of consideration by the Company”.

            (b)       Reorganizations, Mergers etc.

                        (i)         In the event of a proposed dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving entity, or a sale of all or substantially all of the assets or capital stock of the Company (collectively, a “Reorganization”):

                                    (1) then, subject to Clause (b)(ii) below, any and all shares as to which the Retention Option had not yet vested shall vest upon the date (the “Reorganization Vesting Date”) that the Company provides the Recipient with the Reorganization Notice (as defined below); and provided, however, that there has been no termination of the Employment Agreement Recipient shall have the right to exercise this Retention Option to the extent of all shares subject to the Retention Option, for a period commencing on the Reorganization Vesting Date and terminating on the date of the consummation of such Reorganization.  Unless otherwise agreed to by the Company. The Retention Option shall terminate upon the consummation of the Reorganization and may not be exercised thereafter as to any shares subject thereto. The Company shall notify Recipient in writing (the “Reorganization Notice”), at least 30 days prior to the consummation of such Reorganization, of its intention to consummate a Reorganization.

                                    (2) anything herein to the contrary notwithstanding, the exercise of the Retention Option or any portion thereof pursuant to this Section 10(b) will be consummated simultaneously with the consummation of the Reorganization.  If after the Company provides the Reorganization Notice to the Recipient the Company provides the Recipient with a further written notice notifying the Recipient that the Reorganization will not be consummated, then the Retention Option will return to its status prior to the Reorganization Notice and the shares as to which the Retention Option vested solely by virtue of this Section 10(b) (i) will revert to an unvested status.

                        (ii)        Subject to any required action by the shareholders of the Company, if the Company shall be the surviving entity in any merger or consolidation, this Retention Option thereafter shall pertain to and apply to the securities to which a holder of Shares equal to the Shares subject to this Retention Option would have been entitled by reason of such merger or consolidation, and the installment provisions of Section 5 shall continue to apply.

                        (iii)       In the event of a change in the shares of the Company as presently constituted, which is limited to a change of all of its authorized Stock without par value into the same number of shares of Stock with a par value, the shares resulting from any such change shall be deemed to be the Shares within the meaning of this Retention Option.

                        (iv)       To the extent that the foregoing adjustments relate to shares or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as hereinbefore expressly provided, Recipient shall have no rights by reason of any subdivision or consolidation of shares of Stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number and price of Shares subject to this Retention Option shall not be affected by, and no adjustments shall be made by reason of, any dissolution, liquidation, merger, consolidation or sale of assets or capital stock, or any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class.

                        (v)        The grant of this Retention Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve or liquidate or to sell or transfer all or any part of its business or assets.

            11.       Taxation upon Exercise of Retention Option.

Recipient understands that, upon exercise of this Retention Option, Recipient may recognize income, for Federal and state income tax purposes, in an amount equal to the amount by which the fair market value of the Shares, determined as of the date of exercise, exceeds the Exercise Price. The acceptance of the Shares by Recipient shall constitute an agreement by Recipient to report such income in accordance with then applicable law and to cooperate with Company in establishing the amount of such income and corresponding deduction to the Company for its income tax purposes. Withholding for federal or state income and employment tax purposes will be made, if and as required by law, from Recipient’s then current compensation, or, if such current compensation is insufficient to satisfy withholding tax liability, the Company may require Recipient to make a cash payment to cover such liability as a condition of the exercise of this Retention Option.

            12.       Modification, Extension and Renewal of Retention Options.

The Board or a duly appointed committee thereof, may modify, extend or renew this Retention Option or accept the surrender thereof (to the extent not theretofore exercised) and authorize the granting of a new option in substitution therefore (to the extent not theretofore exercised), subject at all times to the Code and applicable securities laws. Notwithstanding the foregoing provisions of this Section 12, no modification shall, without the consent of the Recipient, alter to the Recipient’s detriment or impair any rights of Recipient hereunder.

            13.       Investment Intent; Restrictions on Transfer.

             (a)       Recipient represents and agrees that if Recipient exercises this Retention Option in whole or in part, Recipient will in each case acquire the Shares upon such exercise for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof; and that upon such exercise of this Retention Option in whole or in part Recipient (or any person or persons entitled to exercise this Retention Option under the provisions of Sections 7 and 8 of this Agreement) shall furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance. If the Shares represented this Retention Option are registered under the Securities Act, either before or after the exercise this Retention Option in whole or in part, the Recipient shall be relieved of the foregoing investment representation and agreement and shall not be required to furnish the Company with the foregoing written statement.

                        (b)        Recipient further represents that Recipient has had access to the financial statements or books and records of the Company, has had the opportunity to ask questions of the Company concerning its business, operations and financial condition, and to obtain additional information reasonably necessary to verify the accuracy of such information.

                         (c)       Unless and until the Shares represented by this Retention Option are registered under the Securities Act, all certificates representing the Shares and any certificates subsequently issued in substitution therefore and any certificate for any securities issued pursuant to any stock split, share reclassification, stock dividend or other similar capital event shall bear legends in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE ‘SECURITIES ACT’) OR UNDER THE APPLICABLE OR SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE, UNLESS PURSUANT TO EXEMPTIONS THEREFROM.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO THAT CERTAIN NONSTATUTORY STOCK OPTION AGREEMENT DATED MARCH 25, 2010 BETWEEN THE COMPANY AND THE ISSUEE WHICH RESTRICTS THE TRANSFER OF THESE SHARES WHICH ARE SUBJECT TO REPURCHASE BY THE COMPANY UNDER CERTAIN CONDITIONS.

and/or such other legend or legends as the Company and its counsel deem necessary or appropriate. Appropriate stop transfer instructions with respect to the Shares have been placed with the Company’s transfer agent.

             14.      Stand-off Agreement.  Recipient agrees that, in connection with any registration of the Company’s securities under the Securities Act, and upon the request of the Company or any underwriter managing an underwritten offering of the Company’s securities, Recipient shall not sell, short any sale of, loan, grant an option for, or otherwise dispose of any of the Shares (other than Shares included in the offering) without the prior written consent of the Company or such managing underwriter, as applicable, for a period (the “Restrictive Period”) as may be specified by the Company or such underwriter or managing underwriter; provided, however, that the Restrictive Period shall not  as  exceed one year following the effective date of registration of such offering.

            15.       Restriction Upon Transfer.  This Retention Option is not transferable by the Recipient, except as contemplated by Section 8 of this Agreement.

            16.       Notices.  Any notice required to be given pursuant to this Retention Option or the Plan shall be in writing and shall be deemed to be delivered upon receipt or, in the case of notices by the Company, five (5) days after deposit in the U.S. mail, postage prepaid, addressed to Recipient at the address last provided by Recipient for use in Company records related to Recipient.

            17.       Agreement Subject to Plan; Applicable Law. This Retention Option is made pursuant to the Plan and shall be interpreted to comply therewith. A copy of such Plan is available to Recipient, at no charge, at the principal office of the Company. Any provision of this Retention Option inconsistent with the Plan shall be considered void and replaced with the applicable provision of the Plan. This Retention Option has been granted, executed and delivered in the State of Nevada, and the interpretation and enforcement shall be governed by the laws thereof and subject to the exclusive jurisdiction of the courts therein.

IN WITNESS WHEREOF the parties hereto have executed this Stock Option Agreement as of the date first above written.

             New Energy Technologies, Inc.

            By: ___________________________________________

            Name:  Joseph Sierchio Director and Authorized Signatory

            Title:    Director and Authorized Signatory

            ________________________________________________

            Meetesh Patel

Recipient

 (One of the following, as appropriate, shall be signed):

I certify that as of April 6, 2010 I am not married

__________________________________

Recipient

[If married please have spouse sign below]

            By his or her signature, the undersigned spouse of the Recipient named herein hereby agrees   to be bound by the provisions of   the foregoing NONSTATUTORY STOCK OPTION AGREEMENT

________________________________                                            Dated: April 6, 2010

Spouse of Recipient

Exhibit  A

NOTICE OF EXERCISE

(Stock Retention Option)

To:     NEW ENERGY Technologies, Inc.

            Attention:

            The undersigned hereby elects to purchase ______________ shares (the “Purchased Shares”) of the Company pursuant to the terms of the Sock Option Agreement Dated April 6, 2010 between the undersigned and New Energy Technologies, Inc and the undersigned, herewith tenders  $_______________________ in payment of exercise price in full, together with all applicable transfer taxes, if any, for the Purchased Shares, by:

            (a) Check (subject to collection); or

            (b) Wire transfer in accordance with wiring instructions provided by the Company.

            Please issue a certificate or certificates representing said Shares in the name of the undersigned as is specified below and forward the same to the address set forth below.

__________________________________

Signature of Recipient

Print Name of Recipient: _______________________________________

Address For Delivery of Shares:

___________________________________

___________________________________

___________________________________

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